UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 15, 2009

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Limited Waiver under Credit Agreement

On July 15, 2009, Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), a corporation organized under the laws of the Netherlands (the “Dutch Borrower” and, together with the U.S. Borrower and the Canadian Borrower, the “Borrowers”), entered into a Limited Waiver (the “Limited Waiver”) with various lenders and Deutsche Bank Trust Company Americas, as administrative agent (in such capacity the “Agent”), under that certain Credit Agreement, dated as of December 23, 2004 (as amended from time to time, the “Credit Agreement”), among the Company, the Borrowers, the lenders party thereto (the “Senior Lenders”), the Agent, Lehman Commercial Paper Inc., as syndication agent, and Goldman Sachs Credit Partners, L.P., UBS Securities LLC and The Bank of Nova Scotia, as co-documentation agents.

Under the Limited Waiver, the Senior Lenders agreed to waive, for the period commencing on the date of the agreement and ending on the Termination Date (as defined below) (the “Waiver Period”), certain defaults and events of default resulting directly from (i) the U.S. Borrower’s failure to pay interest when due on June 15, 2009 on its 7% Senior Notes due 2012 (the “Senior Notes”) and its 8 3 /8% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and together with the Senior Notes, the “Notes”) and the expiration of the respective grace periods applicable under the Indentures (as defined below) governing the Notes (the “Interest Payment Failure”) and (ii) any termination of swap agreements as a result of the Interest Payment Failure (the “Swap Terminations” and collectively with the Interest Payment Failure, the “Specified Defaults”). Without the limited waiver the cross-default and cross-acceleration provisions of the Credit Agreement would have been triggered by the Specified Defaults and other provisions under the Credit Agreement would have restricted certain ordinary course operations of the Borrowers and their subsidiaries.

The Waiver Period terminates upon the occurrence of any of the following: (i) August 14, 2009, unless lenders holding a majority of the outstanding loans and/or commitments under the Credit Agreement do not provide a notice of continuation by 5:00 p.m. on July 27, 2009, in which case the Waiver Period will terminate on July 28, 2009, (ii) the occurrence of an event of default under the Credit Agreement other than those waived by the Limited Waiver or (iii) the exercise, or the attempted exercise, of a right of collection or enforcement with respect to the Senior Notes or Senior Subordinated Notes by any holder of more than 1% of the outstanding aggregate amount of the Senior Notes or Senior Subordinated Notes, respectively, or by any trustee or agent thereof.

Noteholders Forbearance Agreements

Additionally, on July 15, 2009 the U.S. Borrower and the Company entered into (i) Senior Notes Forbearance Agreements (the “Senior Notes Forbearance Agreements”) among the U.S. Borrower, the guarantors of the Senior Notes and holders of more than 75% the aggregate principal amount of the outstanding Senior Notes, in connection with the Indenture, dated as of December 23, 2004 (as supplemented from time to time, the “Senior Notes Indenture”), among the U.S. Borrower, the guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), relating to the Senior Notes and (ii) a Senior Subordinated Notes Forbearance Agreement (the “Senior Subordinated Notes Forbearance Agreement” and together with the Senior Notes Forbearance Agreements, the “Forbearance Agreements”) among the U.S. Borrower, the guarantors of the Senior Subordinated Notes and holders of a majority of the aggregate principal amount of the outstanding Senior Subordinated Notes, in connection with the Indenture, dated as of December 23, 2004 (as supplemented from time to time, the “Senior Subordinated Notes Indenture” and together with the Senior Notes Indenture, the “Indentures”), among the U.S. Borrower, the guarantors party thereto and the Trustee, relating to the Senior Subordinated Notes.

Each of the Forbearance Agreements provides that prior to the applicable Cutoff Date (as defined below), each of the holders party thereto agrees not to exercise or seek to exercise, alone or in concert, any remedies under the applicable Indenture with respect to the Specified Defaults and to instruct the Trustee to forbear from exercising any such remedies. Such holders also agreed not to transfer their Notes unless the transferee executes an agreement containing provisions substantially similar to the applicable Forbearance Agreement, subject to certain exceptions.

The Forbearance Agreements terminate upon the earliest to occur of August 14, 2009 and the first date on which (i) (x) in the case of the Senior Notes Forbearance Agreements, holders of 25% of the aggregate principal amount of the outstanding Senior Notes have the right (without breaching the Senior Notes Forbearance Agreements) to accelerate (or instruct the Trustee to accelerate) the indebtedness under the Senior Notes and (y) in the case of the Senior Subordinated Notes Forbearance Agreement, holders of 25% of the aggregate principal amount of the outstanding Senior Subordinated Notes (without breaching the Senior Subordinated Notes Forbearance Agreement) accelerate (or instruct the Trustee to accelerate) the indebtedness under the Senior Subordinated Notes; (ii) (x) in the case of the Senior Notes Forbearance Agreements, holders of 25% of the aggregate principal amount of the outstanding Senior Subordinated Notes accelerate (or instruct the Trustee to accelerate) the indebtedness under the Senior Subordinated Notes and (y) in the case of the Senior Subordinated Notes Forbearance Agreement, holders of 25% of the aggregate principal amount of the outstanding Senior Notes have the right (without breaching the Senior Notes Forbearance Agreements) to accelerate (or instruct the Trustee to accelerate) the indebtedness under the Senior Notes; (iii) the requisite lenders under the Credit Agreement have the right (without breaching the Limited Waiver) to accelerate (or instruct the agent to accelerate) the indebtedness under the Credit Agreement; and (iv) a breach of certain provisions of the applicable Forbearance Agreement (the earliest to occur being referred to herein as the “Cutoff Date”).

The Senior Notes Forbearance agreements also contain covenants restricting the incurrence of liens and dividends by the U.S. Borrower and the guarantors party thereto.

Item 8.01.	Other Events.

On July 15, 2009, the Company issued a press release announcing its entry into the foregoing agreements. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated July 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Timothy W. Hefferon

Dated: July 17, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated July 15, 2009

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